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                                                                   EXHIBIT 10.12

                             SHAREHOLDERS AGREEMENT


          THIS AGREEMENT is made and entered into this 13th day of February, 1998, by and among SELLTEL #1, INC., a Georgia corporation (the "CORPORATION");
                                                                 -----------
ARNOLD DORFMAN, an individual resident of the State of Florida ("A. DORFMAN");
                                                                 ----------
SCOTT DORFMAN, an individual resident of the State of Georgia ("S. DORFMAN");
                                                                ----------
and INNOTRAC CORPORATION, a Georgia corporation ("INNOTRAC"), (A. Dorfman, S.
                                                  --------
Dorfman and Innotrac (should it become a shareholder of the Corporation as permitted hereunder) are sometimes collectively referred to hereinafter as "SHAREHOLDERS" and individually as a "SHAREHOLDER.")
-------------                          -----------

                             W I T N E S S E T H :
                             - - - - - - - - --- -

          WHEREAS, A. Dorfman is the record and beneficial owner of ten (10) shares of the no par value common stock of the Corporation, and S. Dorfman is the record and beneficial owner of ninety (90) shares of the no par value common stock of the Corporation, which together constitutes all of the issued and outstanding shares of the Corporation (these shares together with any other shares issued by the Corporation and hereafter acquired by the Shareholders are collectively referred to herein as the "SHARES"); and
                                        ------

          WHEREAS, the Corporation and the Shareholders desire to set forth certain agreements with respect to the Corporation and the respective interests of the Shareholders in the Corporation;

          NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


1.  TRANSFER RESTRICTIONS

          1.1 (a) Except as provided in SECTION 1(C) OR ARTICLE 2 hereof, no Shareholder may, for a period of two years after the date hereof, sell, transfer, convey, assign, pledge, hypothecate or otherwise dispose of any of the Shares now owned or hereafter acquired by him or any interest therein.

               (b) Any purported gift, sale, transfer, assignment, pledge, or hypothecation of all or any of the Shares other than pursuant to the terms of this Agreement shall be null and void, and the Corporation may not recognize any such gift, sale, transfer, assignment, pledge, or hypothecation as passing any interest in such Shares.

               (c) Notwithstanding anything in this ARTICLE 1 to the contrary,
S. Dorfman may at any time and from time to time transfer, sell, convey or assign all of any portion of his
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Shares to (i) any one or more entities, the majority of whose voting securities are owned by S. Dorfman, and/or (ii) one or more trusts for the benefit of any dependents of S. Dorfman.


2.  CALL PROVISIONS

          2.1 A. Dorfman hereby grants to each of the Corporation and Innotrac, acting singly or jointly, the right and option to purchase all, but not less than all, of the Shares in the Corporation owned by A. Dorfman for an aggregate purchase price of $595,972 (the "CALL OPTION"). The Call Option may be
                                 -----------
exercised at any time on or after December 15, 1998, by the Corporation's and/or Innotrac's giving of two (2) days' prior written notice thereof to A. Dorfman.

          2.2 Each of the Corporation and Innotrac hereby grants to A. Dorfman the right and option to sell all, but not less than all, of the Shares in the Corporation owned by A. Dorfman for an aggregate purchase price of $595,972 (the "PUT OPTION"). The Put Option may be exercised at any time on or after December
 ----------
15, 1998, by A. Dorfman's giving of two (2) days' prior written notice thereof to each of the Corporation and Innotrac. Upon receipt of such notice, the Corporation and Innotrac shall decide, as between them, which of such entities shall purchase such Shares.

          2.3 The closing of the exercise of either the Put Option or the Call Option shall occur at the principal office of Innotrac at such date and time as shall be mutually agreeable to the relevant parties. Against delivery of the stock certificates representing the Shares to be sold, duly endorsed for transfer and free and clear of any and all claims, liens, encumbrances, security interests or rights of others, either the Corporation or Innotrac, as appropriate, shall deliver the purchase price therefor to A. Dorfman.

          2.4 The rights and options granted in SECTIONS 2.1 and 2.2 may not be exercised at any time unless the purchase and sale of the shares is exempt from registration under the Securities Act of 1933, as amended (the "1933 ACT") or
                                                                --------
any other applicable securities or "Blue Sky" laws, or the shares have been registered under such laws.

          2.5 The options granted pursuant to SECTIONS 2.1 and 2.2 may not be sold, assigned, pledged, hypothecated, alienated or otherwise disposed of or transferred in any manner other than by will or the laws of descent or distribution and may be exercised during the lifetime of Arnold Dorfman only by him. The terms of the options shall be binding upon the executors, administrators, heirs, successors and assigns of the parties hereto.


3.  VOTING AND LEGEND

          3.1 The Shareholders must vote their Shares at all times in such manner as to effectuate the agreements, covenants, restrictions, and policies of this Agreement.

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          3.2  Each Certificate representing the Shares of the Corporation now or hereafter issued or now or hereafter acquired by any party or any transferee, successor, or assignee of any party, shall bear the following legend:

               "Transfer of any of the Shares represented by this Certificate and the exercise of the voting rights of these Shares are restricted by and entitled to the benefits of a Shareholders Agreement by and among the Corporation and its Shareholders, a copy of which may be inspected at the principal office of the Corporation."

               "The Shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended ("the Securities Act"), or any state securities laws, but have been acquired by the registered owner hereof for the purpose of investment and in reliance upon the statutory exemptions contained in Section 4(2) of the Securities Act and in applicable state securities laws. The Shares may not be sold, pledged, transferred, or assigned except in accordance with those Acts and other applicable state and federal securities laws."


4.  AGREEMENT OF CORPORATION

          The Corporation agrees for itself and for its successors and assigns:
(a) to be bound by this Agreement; (b) not to transfer, issue, or reissue any of the Shares in violation of this Agreement or without requiring proof of compliance with this Agreement; and (c) to place the legend set forth in SECTION
3.2 on all Certificates for the Shares issued by the Corporation during the term of this Agreement.


5.  TERMINATION

          This Agreement terminates (a) upon the written agreement of all parties hereto; (b) upon the dissolution or liquidation of the Corporation, or the voluntary filing of a petition in bankruptcy by the Corporation, or the inability of the Corporation to pay its debts as they become due; or (c) at such time as there is only one remaining Shareholder of the Corporation.

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6.  MISCELLANEOUS

          6.1   Notices.  All notices, demands or other communications required
                -------
or permitted to be given or made hereunder shall be in writing and (a) delivered personally, or (b) sent by pre-paid, first class, certified or registered air mail, return receipt requested, or (c) by an express courier service, or (d) by facsimile transmission to the intended recipient thereof, at its address or facsimile number set out below. Any such notice, demand or communication shall be deemed to have been duly given immediately (if given or made by confirmed facsimile), or three days after mailing or the second day after delivery to an express courier service, and in proving same it shall be sufficient to show that the envelope containing the same was duly addressed, stamped and posted (or that the envelope was delivered to the express courier service), or that receipt of a facsimile was confirmed by the recipient. The addresses and facsimile numbers of the parties for purposes of this Agreement are:

         (i)      If to Innotrac            c/o Innotrac Corporation
                  or SellTel #1:            1828 Meca Way
                                            Norcross, Georgia  30093
                                            Facsimile No.: (770) 717-2111
                                            Attention:  Scott D. Dorfman

         (ii)     If to Scott D. Dorfman:   c/o Innotrac Corporation
                                            1828 Meca Way
                                            Norcross, Georgia  30093
                                            Facsimile No.: (770) 717-2111

         (iii)    If to Arnold Dorfman:     Ibis Golf & Country Club
                                            8225 Ibis Boulevard
                                            West Palm Beach, FL  33412
                                            Facsimile No.: 561-624-8002


          6.2  Governing Law. The validity and effect of this Agreement shall be
               -------------
governed by, and construed and enforced in accordance with, the laws of the State of Georgia.

          6.3  Partial Invalidity.  All rights and restrictions contained herein
               ------------------
may be exercised and are applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid, or unenforceable. If any term of this Agreement is held to be illegal, invalid, or unenforceable, it is the intention of the parties that the remaining terms hereof shall constitute their agreement with respect to the subject matter hereof, and that all such remaining terms shall remain in full force and effect. To the extent legally permissible, any illegal, invalid, or unenforceable provision of this Agreement shall be replaced by a valid provision that will implement the commercial purpose of the illegal, invalid, or unenforceable provision.

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          6.4  Waiver.  No failure on the part of any party hereto to exercise,
               ------
and no delay in exercising, any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or remedy by any such party preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. No express waiver or assent by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or an assent to any succeeding breach of or default in the same or any other term or condition hereof.

          6.5  Further Documents and Actions.  The parties must take such
               -----------------------------
further actions and execute and deliver such further documents as may be necessary or convenient from time to time to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created hereunder.

          6.6  Successors and Assigns. Except as otherwise expressly provided
               ----------------------
herein, the provisions of this Agreement are binding upon and inure to the benefit of the parties hereto, their successors and assigns, including, without limitation, all subsequent holders of the Shares.

          6.7  Headings.  The headings as to the contents of particular sections
               --------
of this Agreement are inserted only for convenience and may not be construed as part of this Agreement nor as a limitation on the scope on any of the terms or provisions hereof.

          6.8  Gender.  Where the context requires, the use of the singular form
               ------
herein includes the plural; the use of the plural includes the singular; and the use of any gender includes any and all genders.

          6.9  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which is deemed an original, and all of which together constitute one and the same instrument.

          6.10  Entire Agreement.  This Agreement supersedes all prior
                ----------------
discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement among the parties with respect to the matters covered hereby. This Agreement may not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.


                     [Signatures Appear on Following Page]

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          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.


                              SellTel #1, Inc.


                              By:    /s/ Scott D. Dorfman
                                    ---------------------
                                    Scott D. Dorfman, President



                               /s/ Arnold Dorfman
                              -------------------
                              ARNOLD DORFMAN



                              Innotrac Corporation


                              By: /s/ Scott D. Dorfman
                                 ----------------------
                                 Scott D. Dorfman, President




                               /s/ Scott D. Dorfman
                              ---------------------
                              SCOTT D. DORFMAN

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